UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) held on June 7, 2019 (the “Annual Meeting”), the Company’s stockholders approved the adoption of the Company’s 2019 Equity Incentive Plan (“2019 Equity Plan”).

Up to an aggregate of 3,848,803 shares of common stock of the Company are authorized for issuance under the 2019 Equity Plan, plus the number of shares which were subject to awards granted under prior equity plans and which awards are or were forfeited, expired or cancelled without the issuance of shares after the April 11, 2019 effective date of the 2019 Equity Plan. Shares that are subject to awards of options or stock appreciation rights granted under the 2019 Equity Plan shall be counted against the 2019 Equity Plan’s aggregate share limit as one share for every one share granted. Shares that are subject to awards granted under the 2019 Equity Plan other than stock options or stock appreciation rights are counted against the 2019 Equity Plan’s aggregate share limit as 2.5 shares for every one share granted. If any shares subject to an award under the 2019 Equity Plan or to an award under any prior plans are forfeited, expire or are cancelled without issuance of such shares, the shares shall again be available for awards under the 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the 2019 Equity Plan or options or stock appreciation rights granted under the prior plans and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2019 Equity Plan or the prior plans.

The 2019 Equity Plan authorizes the issuance of stock options, stock appreciation rights, restricted stock and other stock unit awards. Awards (other than stock options and stock appreciation rights) may include the right to receive currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on shares with respect to the number of shares covered by the award.

Awards under the 2019 Equity Plan may be issued to employees, officers, directors and consultants of the Company or any subsidiary. The 2019 Equity Plan is administered by the Compensation Committee of the Company’s Board of Directors (“Committee”). The Committee shall determine when and under what conditions any option or stock appreciation right shall become exercisable and when restricted stock and other stock unit awards shall become vested.

Generally, the purchase price for shares covered by each option shall not be less than 100% of the fair market value of such shares on the date of grant, but if an incentive stock option (“ISO”) is granted to a more than 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant. The base price for a stock appreciation right shall not be less than 100% of the fair market value of shares as of the date of grant. The Committee, in its discretion, may determine the purchase price, if any, for restricted stock and other stock unit awards.

Each option or stock appreciation right shall expire on the date specified by the Committee, but all options and stock appreciation rights shall expire within 10 years of the date of grant. ISOs granted to more than 10% stockholders of the Company shall expire within five years from the date of grant.

The Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right, or cancel any option or stock appreciation right and replace it with another award available under the 2019 Equity Plan, including cash, when the fair market value of the underlying shares is less than the award’s exercise or base price per share.

If a participant ceases to be employed by the Company or any of its subsidiaries for any reason (including death or permanent disability) other than termination for cause, the participant’s options and stock appreciation rights that were vested and exercisable shall remain exercisable until the end of the original term or for the period determined by the Committee in the individual award agreement or otherwise, whichever expires earlier. After a participant’s death, options and stock appreciation rights may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. The treatment of each award of restricted stock or other stock unit award on the termination of employment, death, or disability of the participant shall be determined by the Committee in its discretion. If a participant’s employment is terminated for cause, all of his awards may be immediately terminated and canceled, in the Committee’s discretion.

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the 2019 Equity Plan, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate in whole or in part any vesting schedule to which an option, stock appreciation right, restricted stock or other stock unit award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock, other stock unit awards, stock appreciation rights or options or grant replacement options or stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof; or (v) make any other modification or adjustment that the Committee deems appropriate in its discretion. The Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.

The 2019 Equity Plan became effective upon its adoption by the Company’s Board of Directors on April 11, 2019 and shall continue in effect for a period of 10 years (i.e., through April 11, 2029). The Company’s Board of Directors, however, may suspend or terminate the 2019 Equity Plan at any time.

The Company’s Board of Directors may also amend the 2019 Equity Plan at any time, subject to certain requirements of applicable securities laws. The Board of Directors will not amend the 2019 Equity Plan without obtaining stockholder approval to (a) increase the number of shares that may be the subject of awards under the 2019 Equity Plan, (b) expand the types of awards available under the 2019 Equity Plan, (c) materially expand the class of persons eligible to participate in the 2019 Equity Plan, (d) amend any provision prohibiting the Committee from repricing options or stock appreciation rights or taking similar action, (e) increase the maximum permissible term of any option or stock appreciation rights, or (f) make any modification that requires stockholder approval under applicable law. Furthermore, no amendment of the 2019 Equity Plan shall amend or impair any rights or obligations under any award theretofore granted under the 2019 Equity Plan without the written consent of the holder of the affected award.

The foregoing brief description is qualified in its entirety by the text of the 2019 Equity Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1. The Company’s stockholders approved a proposal to re-elect the following two Class B directors to the Company’s Board of Directors, each to hold office until the 2022 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Sandra N. Bane	7,942,242	1,452,816	8,885,195
Van B. Honeycutt	8,560,147	834,911	8,885,195

2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
7,778,287	1,087,869	528,902	8,885,195

3. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,233,699	794,127	252,428	0

4. The Company’s stockholders approved the adoption of the Company’s new 2019 Equity Incentive Plan, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
7,199,559	2,068,325	127,174	8,885,195

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2019 Equity Incentive Plan of Big 5 Sporting Goods Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 11, 2019

/s/ Barry D. Emerson

Barry D. Emerson

Senior Vice President, Chief Financial
Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	2019 Equity Incentive Plan of Big 5 Sporting Goods Corporation